UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2021

BALLY’S CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38850	20-0904604
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Westminster Street

Providence RI 02903

(Address of Principal Executive Offices and Zip Code)

(401) 475-8474

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	BALY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Item 2.01. Completion of Acquisition or Disposition of Assets

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On October 1, 2021, Bally’s Corporation completed its previously announced acquisition of Gamesys Group plc. Gamesys’ shareholders will receive, in the aggregate, 9,773,537 shares of Bally’s common stock and approximately £1.544 billion in cash. The acquisition and refinancing of Bally’s and Gamesys’ debt was funded with, among other sources, the proceeds of a senior notes offering completed in August 2021 and a new bank credit facility.

Senior Notes

Upon the closing of the acquisition, Bally’s assumed the issuer obligation under two series of notes issued into escrow on August 20, 2021: $750 million aggregate principal amount of 5.625% senior notes due 2029 and $750 million aggregate principal amount of 5.875% Senior Notes due 2031 (together, the “Notes”).

The First Supplemental Indenture, dated as of October 1, 2021, among Bally’s, the escrow issuers, the guarantors party thereto and U.S. Bank National Association, as trustee, under which Bally’s assumed the Notes is attached as Exhibit 4.1. For a description of the indenture and the Notes, see Bally’s Current Report on Form 8-K filed with the SEC on August 20, 2021.

Credit Facility

On October 1, 2021, Bally’s and certain of its subsidiaries entered into a credit agreement with Deutsche Bank AG New York Branch, as administrative agent and collateral agent, and the other lenders party thereto, providing for senior secured financing of up to $2.565 billion, consisting of a senior secured term loan facility in an aggregate principal amount of $1.945 billion, which will mature in 2028, and a senior secured revolving credit facility in an aggregate principal amount of $620 million, which will mature in 2026. The revolving credit facility was undrawn at closing.

The credit facilities allow Bally’s to increase the size of the term loan or request one or more incremental term loan facilities or increase commitments under the revolving credit facility or add one or more incremental revolving facilities in an aggregate amount not to exceed the greater of $650 million and 100% of Bally’s consolidated EBITDA for the most recent four-quarter period plus or minus certain amounts as specified in the credit agreement, including an unlimited amount subject to compliance with a consolidated total secured net leverage ratio as set out in the credit agreement.

The credit facilities are guaranteed by Bally’s restricted subsidiaries, subject to certain exceptions, and secured by a first-priority lien on substantially all of Bally’s and each of the guarantors’ assets, subject to certain exceptions.

Borrowings under the credit facilities bear interest at a rate equal to, at Bally’s option, either (1) LIBOR determined by reference to the costs of funds for U.S. dollar deposits for the interest period relevant to such borrowing, adjusted for certain additional costs and subject to a floor of 0.50% in the case of term loans and 0.00% in the case of revolving loans or (2) a base rate determined by reference to the greatest of (a) the federal funds rate plus 0.50%, (b) the prime rate, (c) the one-month LIBOR rate plus 1.00%, (d) solely in the case of term loans, 1.50%, and (e) solely in the case of revolving loans, 1.00%, in each case of clauses (1) and (2), plus an applicable margin. In addition, on a quarterly basis, Bally’s is required to pay each lender under the Revolving Credit Facility a 0.50% or 0.375% commitment fee in respect of commitments under the revolving credit facility, with the applicable commitment fee determined based on Bally’s total net leverage ratio.

The credit facilities contain covenants that limit the ability of Bally’s and its restricted subsidiaries to, among other things, incur additional indebtedness, pay dividends or make certain other restricted payments, sell assets, make certain investments, and grant liens. These covenants are subject to exceptions and qualifications set forth in the credit agreement. The revolving credit facility contains a financial covenant regarding a maximum first lien net leverage ratio that applies when borrowings under the revolving credit facility exceed 30% of the total revolving commitment.

The credit agreement is attached as Exhibit 10.1 hereto.

Item 3.02. Unregistered Sales of Equity Securities

The 9,773,537 shares of Bally’s common stock issued in the Gamesys acquisition were exempt from registration under Section 3(a)(10) of the Securities Act of 1933.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 1, 2021, Gamesys' Chief Executive Officer, Lee Fenton, became Bally’s Chief Executive Officer and joined Bally’s Board of Directors in the class of directors with a term that expires at Bally’s 2023 annual shareholders meeting.

Mr. Fenton, age 51, has been Chief Executive Officer of Gamesys since September 2019 and, before that, Mr. Fenton was Chief Executive Officer of Gamesys Limited beginning in July 2015. He initially joined Gamesys Limited in November 2008 as Chief Operating Officer. Prior to joining Gamesys Limited, he was Chief Operating Officer of the mobile division at 20th Century Fox and, before that, Global Director of Consumer Products & Content at Vodafone Group plc. Mr. Fenton graduated with a BA (Hons) in Media & Cultural Studies from the University of the West of England.

Concurrent with Gamesys becoming a subsidiary of Bally’s, Mr. Fenton entered into a service agreement, which sets forth the terms and conditions relating to his appointment as Bally’s Chief Executive Officer, effective October 1, 2021. Mr. Fenton’s employment and appointment as Bally’s Chief Executive Officer continue under the service agreement until terminated by either party in accordance with the terms of the agreement. Mr. Fenton’s annual compensation consists of a base salary of $1,100,000 and a potential target bonus of 100% of base salary (both payable in Sterling Pounds). The service agreement contains customary restrictive covenants and confidentiality provisions, and Mr. Fenton will be eligible to participate in customarily offered benefit programs. Upon appointment, Mr. Fenton received an equity award with an aggregate grant date value of $7.5 million consisting of 50% Restricted Stock Units and 50% Performance Stock Units under Bally’s 2021 Equity Incentive Plan vesting ratably over three years. Mr. Fenton’s service agreement is attached as Exhibit 10.2 hereto.

Following the acquisition, George Papanier became President, Retail, the head of Bally’s on-land business, and remains a member of Bally’s Board of Directors.

On October 1, 2021, Robeson Reeves, Gamesys’ Chief Operating Officer, assumed the role of President, Interactive and joined Bally’s Board of Directors in the class of directors with a term that expires at the 2022 annual shareholders meeting. In addition, Jim Ryan, a non-executive director of Gamesys, joined Bally’s Board of Directors in the class of directors with a term that expires at the 2022 annual shareholders meeting.

Mr. Reeves, age 37, joined Gamesys Limited in September 2005 and has held a number of positions, most recently Director of Gaming Operations from May 2010 and as a Board member since August 2010. He has been Chief Operating Officer of Gamesys since September 2019 and, before that, Mr. Reeves was Chief Operating Officer of Gamesys Limited beginning in July 2015. Since joining Gamesys, Mr. Reeves has built a strong record in cohesively connecting player and product experiences to marketing and business KPIs, ensuring sustainable growth. He graduated in 2005 with a BSc in Statistics, Operations, Research and Management Studies from University College, London.

Mr. Ryan will be paid in accordance with Bally’s compensation policy for non-employee directors.

There are no family relationships between Mr. Fenton, Mr. Robeson or Mr. Ryan and any previous or current Bally’s officers or directors, or related-party transactions reportable under Item 404(a) of Regulation S-K.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Bally’s amended its bylaws, effective October 1, 2021, to increase its number of directors to nine in connection with the Gamesys acquisition. Bally’s amended and restated Bylaws are attached as Exhibit 3.1 hereto.

Item 8.01. Other Events

On October 4, 2021, Bally’s published a press release announcing the completion of the Gamesys acquisition. A copy of the press release is attached as Exhibit 99.4 hereto.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements of businesses acquired.

The audited financial statements of Gamesys as of and for the years ended December 31, 2020 and 2019 were filed as Exhibit 99.4 to Bally’s Current Report on Form 8-K on April 13, 2021, which is incorporated herein by reference.

The unaudited interim condensed consolidated financial statements of Gamesys for the six months ended June 30, 2021 and the notes related thereto are attached as Exhibit 99.2 hereto.

(b) Pro forma financial information.

The unaudited pro forma condensed combined balance sheet of Bally’s as of June 30, 2021 and the unaudited pro forma condensed combined statements of income of Bally’s for the year ended December 31, 2020 and the six months ended June 30, 2021 and the notes related thereto are filed as Exhibit 99.3 hereto.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description
2.1	Rule 2.7 Announcement, dated April 13, 2021 (incorporated by reference to Exhibit 2.1 to Bally’s Current Report on Form 8-K (File No. 001-38850) filed on April 13, 2021)

3.1	Amended and Restated Bylaws effective October 1, 2021

4.1	First Supplemental Indenture, dated October 1, 2021, among Premier Entertainment Sub, LLC, Premier Entertainment Finance Corp., Bally’s Corporation, the guarantors party thereto and U.S. Bank National Association, as trustee

10.1	Credit Agreement, dated as of October 1, 2021, among Bally’s Corporation, the subsidiary guarantors party thereto, the lenders party thereto and Deutsche Bank AG New York Branch, as administrative agent and collateral agent

10.2	Form of Lee Fenton Service Agreement, effective October 1, 2021

99.1	Audited financial statements of Gamesys as of and for the years ended December 31, 2020 and 2019 (incorporated by reference to Exhibit 99.4 to Bally’s Current Report on Form 8-K (File No. 001-38850) filed on April 13, 2021)

99.2	Unaudited Interim Condensed Consolidated Financial Statements of Gamesys for the six months ended June 30, 2021 and the notes related thereto

99.3	Unaudited Pro Forma Condensed Combined Balance Sheet of Bally's as of June 30, 2021 and the Unaudited Pro Forma Condensed Combined Statements of Income of Bally’s for the year ended December 31, 2020 and the six months ended June 30, 2021 and the notes related thereto

99.4	Press Release dated October 4, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLY'S CORPORATION
By:	/s/ Stephen H. Capp
Name:	Stephen H. Capp
Title:	Executive Vice President and Chief Financial Officer

Date: October 7, 2021